Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Mail or Fax – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week

OPEXA THERAPEUTICS, INC.	HOW TO VOTE YOUR SHARES OF OPEXA THERAPEUTICS, INC.

Vote Your Proxy by Mail:

Mark, sign and date your proxy card and return it in the postage-paid pre-addressed envelope provided to Proxy Services, Continental Stock Transfer & Trust Co., One State Street Plaza, 30th Floor, New York, NY 10004 no later than 24 hours before the time appointed for the aforesaid Special Meeting.

Vote Your Proxy by Fax:
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING BY FAX	Mark, sign and date your proxy card below, then fax both sides of your proxy card to (281) 872-8585.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5 and 6.

PROPOSAL 1 – Issuance of Common Stock:

Proposal to approve the issuance of shares of our common stock pursuant to the Agreement and Plan of Merger and Reorganization, dated June 30, 2017, by and among Opexa, Opexa Merger Sub, Inc. and Acer Therapeutics Inc., a copy of which is attached as Annex A to the accompanying proxy statement/prospectus/ information statement.

☐ FOR    ☐ AGAINST     ☐ ABSTAIN

PROPOSAL 2 – Change in Control:

Proposal to approve the change in control of Opexa resulting from the merger pursuant to the Agreement and Plan of Merger and Reorganization, dated June 30, 2017, by and among Opexa, Opexa Merger Sub, Inc. and Acer Therapeutics Inc., a copy of which is attached as Annex A to the accompanying proxy statement/prospectus/information statement.

☐ FOR    ☐ AGAINST     ☐ ABSTAIN

PROPOSAL 3 – Amendment to 2010 Stock Incentive Plan:

Proposal to amend the Opexa Amended and Restated 2010 Stock Incentive Plan to increase the number of shares of common stock that are available to be issued under the plan to 4,868,862 shares.

☐ FOR    ☐ AGAINST     ☐ ABSTAIN

PROPOSAL 4 – Name Change:

Proposal to approve an amendment to the certificate of formation of Opexa changing the Opexa corporate name to “Acer Therapeutics Inc.” in the form attached as Annex B to the accompanying proxy statement/prospectus/information statement.

☐ FOR    ☐ AGAINST     ☐ ABSTAIN

PROPOSAL 5 – Reverse Split:

Proposal to an amendment to the certificate of formation of Opexa effecting a reverse stock split of Opexa’s issued and outstanding common stock within a range of every one to 15 shares (or any number in between) of outstanding Opexa common stock being combined and reclassified into one share of Opexa common stock in the form attached as Annex C to the accompanying proxy statement/prospectus/information statement.

☐ FOR    ☐ AGAINST     ☐ ABSTAIN

PROPOSAL 6 – Adjournment:

Proposal to adjourn the Opexa special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals set forth above.

☐ FOR    ☐ AGAINST     ☐ ABSTAIN

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1 THROUGH 6. All other proxies heretofore given by the undersigned to vote shares of common stock, which the undersigned would be entitled to vote if personally present at the special meeting or any postponement or adjournment thereof, are hereby expressly revoked.

Address Change? Mark Box.    ☐

Indicate changes below:

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date , 2017

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be held on                , 2017:

Our Proxy Statement is available

at: http://www.cstproxy.com/opexatherapeutics/sm2017

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

OPEXA THERAPEUTICS, INC.

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON                , 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Opexa Therapeutics, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and appoints Neil K. Warma, with full power of substitution, as proxy to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Special Meeting of Shareholders of the Company to be held at 12255 El Camino Real, Suite 300, San Diego, California 92130, at                 , Pacific Time, on                , 2017, and any and all adjournments or postponements thereof. Such proxy or substitute shall have and may exercise all of the powers of said proxy hereunder. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6 AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING INCLUDING ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.

(Continued, and to be marked, dated and signed, on the other side)